Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of RCM Technologies, Inc. and Subsidiaries on Form S-8 to be filed on or about December 18, 2020 of our report dated March 11, 2019, on our audit of the consolidated financial statements and financial statement schedule as of December 29, 2018, and for the year then ended, which report was included in the Annual Report on Form 10-K filed on March 5, 2020.

/s/ EISNERAMPER LLP

EISNERAMPER LLP
Iselin, New Jersey
December 18, 2020